Exhibit 3.1
ARTICLES OF INCORPORATION
OF
CVB FINANCIAL CORP.
The undersigned Incorporator hereby executes, acknowledges and files the following Articles of Incorporation for the purpose of forming a corporation under the General Corporation Law of the State of California:
One: The name of the Corporation shall be:
CVB FINANCIAL CORP.
Two: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.
Three: The name and address in this state of the Corporation’s initial agent for service of process in accordance with subdivision (b) of Section 1502 of the General Corporation Law is:
BARNET REITNER
Manatt, Phelps, Rothenberg & Tunney
1888 Century Park East, 21st Floor
Los Angeles, California 90067
Four: The Corporation is authorized to issue only one class of shares, and the total number of shares which the Corporation is authorized to issue is 20,000,000.
In WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on April 24, 1981.

/S/ Barnet Reitner
Barnet Reitner, Incorporator
The undersigned declares that he is the person who executed the foregoing Articles of Incorporation and that such instrument is the act and deed of the undersigned.

/S/ Barnet Reitner
Barnet Reitner

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
CVB FINANCIAL CORP.
John Cavallucci and Christina Schaefer certify:
1. That they are the President/Chief Executive Officer and Secretary, respectively, of CVB Financial Corp., a California corporation.
2. That Article Four of the Corporation’s Articles of Incorporation is amended to read as follows:
“Four: The Corporation is authorized to issue only one class of shares, and the total number of shares which the Corporation is authorized to issue is 25,000,000. Upon the amendment of this Article to read as herein set forth each four outstanding shares are split up and converted into five shares.”
3. That the foregoing amendment of the Corporation’s Articles of Incorporation has been duly approved by the Board of Directors.
4. That the foregoing amendment was one which the Board of Directors alone may adopt without approval of the outstanding shares pursuant to Section 902(c) of the California Corporations Code, since only one class of shares is outstanding.

/S/ John Cavallucci
John Cavallucci
President and Chief Executive Officer

/S/ Christina Schaefer
Christina Schaefer
Secretary
Each of the undersigned declares, under penalty of perjury that the matters set forth in the foregoing Certificate are true of their own knowledge. Executed at Chino, California on January 21, 1986.

/S/ John Cavallucci
John Cavallucci

/S/ Christina Schaefer
Christina Schaefer

CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION OF
CVB FINANCIAL CORP.
The undersigned, John Cavallucci and Christina Schaefer, do hereby certify:
1. That they are and have been, at all times mentioned herein, respectively, the duly acting President, the Chief Executive Officer and Secretary of CVB Financial Corp. (the “Company”), a California corporation; and
2. That the following is a true and correct copy of a resolution of the Company adopted by the holders of the majority of the outstanding shares of the Company’s Common Stock entitled to vote pursuant to a Written Consent of Shareholders.
BE IT HEREBY RESOLVED, that Article Four of the Company’s Articles of Incorporation, which currently provides as follows:
“Four. The Corporation is authorized to issue only one class of shares, and the total number of shares which the Corporation is authorized to issue is 25,000,000. Upon the amendment of this Article to read as herein set forth each four outstanding shares are split up and converted into five shares.”
be, and it hereby is amended in full to read as follows:
“Four. This Corporation is authorized to issue two (2) classes of shares of stock: one class of shares to be called “Common Stock”; the second class of shares to be called “Serial Preferred Stock.” The total number of shares of stock which the Corporation shall have authority to issue is Forty-five million (45,000,000), of which Twenty-Five Million (25,000,000) shall be Common Stock and Twenty Million (20,000,000) shall be Serial Preferred Stock. At the time the amendment to this Article to read as herein set forth becomes effective, each outstanding share of capital stock of this Corporation shall be reclassified as one share of Common Stock of the Corporation.
The designations and the powers, preferences and rights and the qualifications, limitations or restrictions thereof, of each class of stock of the Corporation shall be as follows:
(a) Serial Preferred Stock.
The Serial Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred shares, and the number of shares constituting any such series and a designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
(b) Common Stock
(1) After the requirements with respect to preferential dividends upon all classes and series of stock entitled thereto shall have been paid or declared and set apart for payment and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or for a redemption account on any class of stock, then and not otherwise, the holders of Common Stock shall be entitled to receive, subject to the applicable provisions of the Corporations Code of the State of California, such dividends as may be declared from time to time by the Board of Directors.

(2) After distribution in full of the preferential amounts to be distributed to the holders of all classes and series of stock entitled thereto in the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, as provided for in the Corporations Code of the State of California, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation.
(3) Each holder of Common Stock shall have one (1) vote in respect of each share of stock held by him, subject, however, to such special voting rights by class as are or may be granted to holders of Serial Preferred Stock.
3. That the foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the Corporation is 1,216,573. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).
4. That the foregoing Amendment of Articles of Incorporation has been duly approved and adopted with the necessary quorum present at a duly held meeting of the Board of Directors of the Company held on June 18, 1986.
IN WITNESS WHEREOF, the undersigned have executed this Certificate on September 30, 1986.

/S/ John Cavallucci
John Cavallucci, President and
Chief Executive Officer

/S/ Christina Schaefer
Christina Schaefer, Secretary
Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct.
Executed this 30th day of September, 1986, in Chino, California.

/S/ John Cavallucci
John Cavallucci, President and
Chief Executive Officer

/S/ Christina Schaefer
Christina Schaefer, Secretary

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
John Cavallucci and Tina Schaefer certify that:
1. They are the President/Chief Executive Officer and the Secretary, respectively, of CVB Financial Corp., a California corporation.
2. The Articles of Incorporation of this corporation are amended to include an Article Five that reads as follows:
“Five: Section 1. Elimination of Directors’ Liability. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.
Section 2. Indemnification of Corporate Agents. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.
Section 3. Insurance from a Subsidiary. This corporation is authorized to purchase and maintain insurance on behalf of its agents against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such from a company, the shares of which are owned in whole or in part by this corporation, provided that any policy issued by such company is limited to the extent required by applicable law.
Section 4. Repeal or Modification. Any repeal or modification of the foregoing provisions of this Article Five by the shareholders of this corporation shall not adversely affect any right or protection of an agent of this corporation existing at the time of that repeal or modification.”
3. The foregoing Amendment of Articles of Incorporation was duly approved by the Board of Directors at its meeting held on February 22, 1988, at which a quorum was present and acting throughout.
4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California General Corporation Law, at a meeting held on May 18, 1988. The corporation has no shares of preferred stock outstanding. The total number of shares of Common Stock outstanding at the record date for determining shareholders entitled to vote was 2,281,068. The number of shares of Common Stock voting in favor of the amendment equaled or exceeded the vote required, which was more than 50 percent of the Common Stock.
We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate are true and correct of our own knowledge.
Dated 5-20-88

/S/ John Cavallucci
John Cavallucci, President
and Chief Executive Officer

/S/ Tina Schaefer
Tina Schaefer, Secretary

CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION OF
CVB FINANCIAL CORP.
John Cavallucci and Tina Schaefer certify:
1. That they are the President and Secretary, respectively, of CVB Financial Corp., a California corporation.
2. That Article FOUR of the Corporation’s Articles of Incorporation is amended to read as follows:
“Four. This Corporation is authorized to issue two (2) classes of shares of stock: one class of shares to be called “Common Stock”; the second class of shares to be called “Serial Preferred Stock.” The total numbers of shares of stock which the Corporation shall have authority to issue is Seventy Million (70,000,000), of which Fifty Million (50,000,000) shall be Common Stock and Twenty Million (20,000,000) shall be Serial Preferred Stock. Upon the amendment of this Article to read as herein set forth each one outstanding share of Common Stock is split up and converted into two shares of Common Stock.
The designation and powers, preferences and rights and the qualifications, limitations or restrictions thereof, of each class of stock of the Corporation shall be as follows:
(a) Serial Preferred Stock.
The Serial Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred shares, and the number of shares constituting any such series and a designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
(b) Common Stock
(1) After the requirements with respect to preferential dividends upon all classes and series of stock entitled thereto shall have been paid or declared and set apart for payment and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums as a sinking fund or for a redemption account on any class of stock, then and not otherwise, the holders of Common Stock shall be entitled to receive, subject to the applicable provisions of the Corporations Code of the State of California, such dividends as may be declared from time to time by the Board of Directors.
(2) After distribution in full of the preferential amounts to be distributed to the holders of all classes and series of stock entitled thereto in the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, as provided for in the Corporations Code of the State of California, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation.
(3) Each holder of Common Stock shall have one (1) vote in respect of each share of stock held by him, subject, however, to such special voting rights by class as are or may be granted to holders of Serial Preferred Stock.
3. That the foregoing amendment of the Corporation’s Articles of Incorporation has been duly approved by the Board of Directors at their regular meeting held on September 20, 1989.

4. That the foregoing amendment was one which the Board of Directors alone may adopt without approval of the outstanding shares pursuant to Section 902(c) of the California Corporations Code, since only one class of shares are outstanding.

/S/ John Cavallucci
John Cavallucci, President

/S/ Tina Schaefer
Tina Schaefer, Secretary
Each of the undersigned declares, under penalty of perjury that the matters set forth in the foregoing Certificate are true of their own knowledge. Executed at Ontario, California on September 20, 1989

/S/ John Cavallucci
John Cavallucci

/S/ Tina Schaefer
Tina Schaefer

CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION OF
CVB FINANCIAL CORP.
The undersigned, D. Linn Wiley and Donna Marchesi, do hereby certify:
1. That they are and have been at all times herein mentioned the duly elected and acting President and the Secretary, respectively, of CVB Financial Corp., a California corporation (the “Company”).
2. That the Board of Directors of the Company adopted the following resolutions on December 17, 1997:
NOW, THEREFORE, BE IT RESOLVED that the first paragraph of article Four of the Company’s Articles of Incorporation is amended to read as follows:
“Four. This Corporation is authorized to issue two (2) classes of shares of stock: one class of shares to be called “Common Stock”; the second class of shares to be called “Serial Preferred Stock.” The total number of shares of stock which the corporation shall have authority to issue is Seventy Million (70,000,000), of which Fifty Million (50,000,000) shall be Common Stock and Twenty Million (20,000,000) shall be Serial Preferred Stock. Upon the amendment of this Article to read as herein set forth each two (2) outstanding shares of Common Stock are split up and converted into three (3) shares of Common Stock.
3. Approval of the foregoing Amendment of the Articles of Incorporation (“Amendment”) by the shareholders is not required pursuant to 902(c) of the California Corporations Code.
4. This Amendment shall become effective on January 2, 1998.
IN WITNESS WHEREOF, the undersigned have executed the Certificate on December 23, 1997.

/S/ D. Linn Wiley
D. Linn Wiley, President

/S/ Donna Marchesi
Donna Marchesi, Secretary
Each if the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of our own knowledge.
Executed this 23rd day of December, 1997 in Ontario, California.

/S/ D. Linn Wiley
D. Linn Wiley, President

/S/ Donna Marchesi
Donna Marchesi, Secretary

AGREEMENT OF MERGER
THIS AGREEMENT OF MERGER (the “Merger Agreement”) is made and entered into this 16th day of September, 1999, by and between Orange National Bancorp (“ONB”), a California corporation, and CVB Financial Corp. (“CVB”), a California corporation, in connection with the transactions described in that Agreement and Plan of Reorganization, dated as of May 18, 1999 (the “Reorganization Agreement”) by and between CVB and ONB. Terms not otherwise defined herein shall have the meaning given them in the Reorganization Agreement.
RECITALS
1. ONB is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with authorized capital of 20,000,000 shares of common stock, no par value (“ONB Stock”), of which, on the date hereof, 2,000,171 shares are outstanding.
2. CVB is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with authorized capital of 50,000,000 shares of common stock, no par value (“CVB Stock”), of which, on the date hereof, 16,568,121 shares are outstanding and 20,000,000 shares of Preferred Stock, no par value, of which, on the date hereof, no shares are outstanding.
3. The respective Boards of Directors of ONB and CVB, each acting pursuant to a duly authorized resolution, adopted by the vote of a majority of its directors, deem it desirable and in the best interests of their respective corporations and shareholders that ONB be merged with and into CVB (the “Merger”) as provided in this Merger Agreement pursuant to the laws of the State of California, and that CVB be the surviving corporation (the “Surviving Corporation”).
4. CVB and ONB entered into the Reorganization Agreement, which provides for the Merger of ONB with and into CVB in accordance with this Merger Agreement.
NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth and for the purpose of prescribing the terms and conditions of the Merger, the parties hereto agree as follows:

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ARTICLE I
THE MERGER
Upon consummation of the Merger at the Effective Time of the Merger (as defined in Article VII hereof), ONB shall be merged with and into CVB which shall thereupon be the Surviving Corporation, and the separate corporate existence of ONB shall cease.
ARTICLE II
NAME
The name of the Surviving Corporation shall be “CVB Financial Corp.”
ARTICLE III
ARTICLES OF INCORPORATION
The Articles of Incorporation of CVB as in effect immediately prior to the Effective Time of the Merger shall, at and after the Effective Time of the Merger, continue to be the Articles of Incorporation of the Surviving Corporation.
ARTICLE IV
BYLAWS
The Bylaws of CVB as in effect immediately prior to the Effective Time of the Merger shall, at and after the Effective Time of the Merger, continue to be the Bylaws of the Surviving Corporation.
ARTICLE V
RIGHTS AND DUTIES OF SURVIVING CORPORATION
At and after the Effective Time of the Merger, all rights, privileges, powers and franchises and all property and assets of every kind and description of ONB shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the estates and interests of every kind of ONB, including all debts due to it, shall be as effectively the property of the Surviving Corporation as they were of ONB, and the title to any real estate vested by deed or otherwise in ONB shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of ONB shall be preserved unimpaired and all debts, liabilities and duties of ONB shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

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ARTICLE VI
CONVERSION OF SHARES
In and by virtue of the Merger and at the Effective Time of the Merger, pursuant to this Merger Agreement, the shares of ONB Stock outstanding immediately prior to the Effective Time of the Merger shall be converted without any action on the part of the holders thereof as follows:
(a) Effect on ONB Stock. Each share of ONB Stock issued and outstanding immediately prior to the Effective Time of the Merger excluding any ONB Perfected Dissenting Shares or shares of ONB Stock held by CVB or Citizens Business Bank (“CBB”) (other than those held in a fiduciary capacity or as a result of debts previously contracted) shall, without any action on the part of the holder hereof, cease to be outstanding and be converted into the right to receive on and after the Effective Time of the Merger, one and one-half (1.5) shares of CVB Stock.
(b) Fractional Shares. No fractional shares of CVB Stock shall be issued in the Merger. In lieu thereof, each holder of ONB Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to the nearest hundredth) obtained by multiplying (i) the Average Closing Price times (ii) the fraction of the share of CVB Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.
(c) Shares Held By CVB. CBB or Orange National Bank. Shares of ONB Stock held by CVB, CBB or Orange National Bank (other than those held in a fiduciary capacity or as a result of debts previously contracted) shall be canceled and no consideration shall be issued in exchange therefor.
(d) Effect on CVB Stock. Each share of CVB Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, remain outstanding and shall automatically and for all purposes be deemed to represent one share of common stock of the Surviving Corporation.
ARTICLE VII
FURTHER ACTION
The parties hereto shall execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken all further or other action as they may deem necessary or desirable, in order to vest in and confirm to the Surviving Corporation title to and possession of all of ONB’s property, rights, privileges, powers and franchises hereunder, and otherwise to carry out the intent and purposes of this Merger Agreement.

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ARTICLE VIII
EFFECTIVE TIME OF THE MERGER
The Merger shall be effective (the “Effective Time of the Merger”) at 4:00 a.m. pacific time, on the day of filing of this Merger Agreement and the appropriate certificates of its approval with the Secretary of State of the State of California in accordance with Section 1103 of the California General Corporation Law.
ARTICLE IX
TERMINATION
This Merger Agreement may, by the mutual consent and action of the Boards of Directors of CVB and ONB, be abandoned at any time before or after approval thereof by the shareholders of ONB, but not later than the Effective Time of the Merger. This Merger Agreement shall automatically be terminated and of no further force and effect if, prior to the Effective Time of the Merger, the Reorganization Agreement is terminated in accordance with the terms thereof.
ARTICLE X
SATISFACTION OF CONDITION AND OBLIGATIONS
(a) The obligations of CVB to proceed with the Closing are subject to the satisfaction at or prior to the Closing of all of the conditions to the obligations of CVB under the Reorganization Agreement, any one or more of which, to the extent it is or they are waivable, may be waived, in whole or in part, by ONB.
(b) The obligations of ONB to proceed with the Closing are subject to the satisfaction at or prior to the Closing of all of the conditions to the obligations of ONB under the Reorganization Agreement, any one or more of which, to the extent it is or they are waivable, may be waived, in whole or in part, by CVB.
ARTICLE XI
GOVERNING LAW
This Merger Agreement has been executed in the State of California, and the laws of the State of California shall govern the validity and interpretation hereof and the performance by the parties hereto.

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IN WITNESS WHEREOF, ONB and CVB, pursuant to the approval and authority duly given by resolution of their respective Board of Directors, have caused this Merger Agreement to be signed by their respective Presidents and Secretaries on the day and year first above written.

ORANGE NATIONAL BANCORP
By:	/s/ Kenneth J. Cosgrove
Kenneth J. Cosgrove, President

By:	/s/ Robert W. Creighton
Robert W. Creighton, Secretary

CVB FINANCIAL CORP.
By:
D. Linn Wiley, President

By:
Donna Marchesi, Secretary

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IN WITNESS WHEREOF, ONB and CVB, pursuant to the approval and authority duly given by resolution of their respective Board of Directors, have caused this Merger Agreement to be signed by their respective Presidents and Secretaries on the day and year first above written.

ORANGE NATIONAL BANCORP
By:
Kenneth J. Cosgrove, President

By:
Robert W. Creighton, Secretary

CVB FINANCIAL CORP.
By:	/s/ D. Linn Wiley
D. Linn Wiley, President

By:	/s/ Donna Marchesi
Donna Marchesi, Secretary

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CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION OF
CVB FINANCIAL CORP.
The undersigned, D. Linn Wiley and Donna Marchesi, do hereby certify:
1. That they are and have been at all times herein mentioned the duly elected and acting President and the Secretary, respectively, of CVB Financial Corp., a California corporation (the “Company”).
2. That the Board of Directors of the Company adopted the following resolutions on December 15, 1999:
NOW, THEREFORE, BE IT RESOLVED that the first paragraph of article Four of the Company’s Articles of Incorporation is amended to read as follows:
“Four. This Corporation is authorized to issue two (2) classes of shares of stock: one class of shares to be called “Common Stock”; the second class of shares to be called “Serial Preferred Stock.” The total number of shares of stock which the corporation shall have authority to issue is Seventy Million (70,000,000), of which Fifty Million (50,000,000) shall be Common Stock and Twenty Million (20,000,000) shall be Serial Preferred Stock. Upon the amendment of this Article to read as herein set forth each four (4) outstanding shares of Common Stock are split up and converted into five (5) shares of Common Stock.
3. Approval of the foregoing Amendment of the Articles of Incorporation (“Amendment”) by the shareholders is not required pursuant to 902(c) of the California Corporations Code.
4. This Amendment shall become effective at 5:00 p.m. California time on January 14, 2000.
IN WITNESS WHEREOF, the undersigned have executed the Certificate on December 31, 1999.

/S/ D. Linn Wiley
D. Linn Wiley, President

/S/ Donna Marchesi
Donna Marchesi, Secretary
Each if the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of our own knowledge.
Executed this 31st day of December, 1999 in Ontario, California.

/S/ D. Linn Wiley
D. Linn Wiley, President

/S/ Donna Marchesi
Donna Marchesi, Secretary

CERTIFICATE OF DETERMINATION
OF CVB FINANCIAL CORP.
The undersigned, D. Linn Wiley and Donna Marchesi do hereby certify:
1. That they are the duly elected and acting President and Secretary, respectively, of CVB Financial Corp., a California corporation (the “CORPORATION”).
2. That, pursuant to the resolutions set forth in Paragraph 4 hereof, the Board of Directors of the Corporation has authorized the issuance of, and designated the rights, preferences, privileges and restrictions of one million (1,000,000) shares of Series A Participating Preferred Stock. The Corporation’s Articles of Incorporation, as amended, authorize the issuance of up to twenty million (20,000,000) shares of Preferred Stock.
3. That none of the shares of Series A Participating Preferred Stock have been issued by the Corporation.
4. That pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the said Corporation, the said Board of Directors on June 21, 2000 adopted the following resolution creating a series of one million (1,000,000) shares of Preferred Stock designated as Series A Participating Preferred Stock:
“RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by its Articles of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock of the Corporation and does hereby fix and herein state and express the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of such series of Preferred Stock as follows:
Section 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as “SERIES A PARTICIPATING PREFERRED STOCK.” The number of shares constituting such series shall be one million (1,000,000) shares. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Participating Preferred Stock.
Section 2. DIVIDENDS AND DISTRIBUTIONS.
(a) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock, in preference to the holders of Common Stock of the Company, and of any other junior stock, shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “QUARTERLY DIVIDEND PAYMENT DATE”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b) The Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per shares on the Series A Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.
(c) Dividends shall begin to accrue on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not less than ten (10) nor more than sixty (60) days prior to the date fixed for the payment thereof.

Section 3. VOTING RIGHTS. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:
(a) Each share of Series A Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation.
(b) Except as otherwise provided herein, in any other Certificate of Determination, or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.
(c) Except as required by law, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.
Section 4. CERTAIN RESTRICTIONS.
(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
(i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;
(ii) declare or pay dividends on, make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Participating Preferred Stock, except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock;
(iv) purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
Section 5. REACQUIRED SHARES. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein and in the Articles of Incorporation, as then amended.
Section 6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received an amount per share equal to $1,000.00, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Participating Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to the aggregate amount to be distributed per share to holder of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Participating Preferred Stock and all such parity stock in proportion to the total amount to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

Section 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share, subject to the provision for adjustment hereinafter set forth, equal to one thousand (1,000) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind) as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 8. NO REDEMPTION. The shares of Series A Participating Preferred Stock shall not be redeemable.
Section 9. RANKING. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.
Section 10. AMENDMENT. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Participating Preferred Stock, voting separately as a class.
Section 11. FRACTIONAL SHARES. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.
RESOLVED FURTHER, that the President or any Vice President and the Secretary or any Assistant Secretary of this corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Determination in accordance with the foregoing resolution and the provisions of California law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution.”

We further declare under penalty of perjury that the matters set forth in the foregoing Certificate of Determination are true and correct of our own knowledge and that the foregoing Certificate of Determination has been duly approved by the Board of Directors of the Corporation.
Executed at Ontario, California, on June 21, 2000.

/S/ D. Linn Wiley
D. Linn Wiley, President

/S/ Donna Marchesi
Donna Marchesi, Secretary

CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION OF
CVB FINANCIAL CORP.
The undersigned, D. Linn Wiley and Donna Marchesi, do hereby certify:
1. That they are and have been at all times herein mentioned the duly elected and acting President and the Secretary, respectively, of CVB Financial Corp., a California corporation (the “Company”).
2. That the Board of Directors of the Company adopted the following resolutions on December 19, 2001:
NOW, THEREFORE, BE IT RESOLVED that the first paragraph of article Four of the Company’s Articles of Incorporation is amended to read as follows:
“Four. This Corporation is authorized to issue two (2) classes of shares of stock: one class of shares to be called “Common Stock”; the second class of shares to be called “Serial Preferred Stock.” The total number of shares of stock which the corporation shall have authority to issue is Eighty Two Million Five Hundred Thousand (82,500,000), of which Sixty Two Million Five Hundred Thousand (62,500,000) shall be Common Stock and Twenty Million (20,000,000) shall be Serial Preferred Stock. Upon the amendment of this Article to read as herein set forth each four (4) outstanding shares of Common Stock are split up and converted into five (5) shares of Common Stock.
3. Approval of the foregoing Amendment of the Articles of Incorporation (“Amendment”) by the shareholders is not required pursuant to 902(c) of the California Corporations Code. There are no shares of Serial Preferred Stock outstanding.
4. This Amendment shall become effective at 5:00 p.m. California time on January 4, 2002.
IN WITNESS WHEREOF, the undersigned have executed the Certificate on December 26, 2001.

/S/ D. Linn Wiley
D. Linn Wiley, President

/S/ Donna Marchesi
Donna Marchesi, Secretary
Each if the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of our own knowledge.
Executed this 26th day of December, 2001 in Ontario, California.

/S/ D. Linn Wiley
D. Linn Wiley, President

/S/ Donna Marchesi
Donna Marchesi, Secretary

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
CVB FINANCIAL CORP.
The undersigned, D. Linn Wiley and Donna Marchesi, do hereby certify:
1. That they are and have been at all times herein mentioned the duly elected and acting President and the Secretary, respectively, of CVB Financial Corp., a California corporation (the “Company”).
2. That the Board of Directors of the Company adopted the following resolutions on December 18, 2002:
NOW, THEREFORE, BE IT RESOLVED that the first paragraph of Article Four of the Company’s Articles of Incorporation is amended to read as follows:
“Four. This Corporation is authorized to issue two (2) classes of shares of stock: one class of shares to be called “Common Stock”; the second class of shares to be called “Serial Preferred Stock.” The total numbers of shares of stock which the Corporation shall have authority to issue is Ninety Eight Million One Hundred Twenty Five Thousand (98,125,000), of which Seventy Eight Million One Hundred Twenty Five Thousand (78,125,000) shall be Common Stock and Twenty Million (20,000,000) shall be Serial Preferred Stock. Upon the amendment of this Article to read as herein set forth each four (4) outstanding shares of Common Stock are split up and converted into five (5) shares of Common Stock.”
3. Approval of the foregoing Amendment of the Articles of Incorporation (“Amendment”) by the shareholders is not required pursuant to Section 902(c) of the California Corporations Code. This Amendment only provides for a stock split and an increase in the authorized shares of Common Stock in proportion thereto. There are no shares of Serial Preferred Stock outstanding.
4. This Amendment shall become effective at 5:00 p.m. California time on January 3, 2003.

IN WITNESS WHEREOF, the undersigned have executed the Certificate on December 24, 2002.

/S/ D. Linn Wiley
D. Linn Wiley, President

/S/ Donna Marchesi
Donna Marchesi, Secretary
Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of our own knowledge.
Executed this 24th day of December, 2002 in Ontario, California.

/S/ D. Linn Wiley
D. Linn Wiley, President

/S/ Donna Marchesi
Donna Marchesi, Secretary

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
CVB FINANCIAL CORP.
The undersigned, D. Linn Wiley and Donna Marchesi, do hereby certify:
1. That they are and have been at all times herein mentioned the duly elected and acting President and the Secretary, respectively, of CVB Financial Corp., a California corporation (the “Company”).
2. That the Board of Directors of the Company adopted the following resolutions on December 15, 2004:
NOW, THEREFORE, BE IT RESOLVED that the first paragraph of Article Four of the Company’s Articles of Incorporation is amended to read as follows:
“Four. This Corporation is authorized to issue two (2) classes of shares of stock: one class of shares to be called “Common Stock”; the second class of shares to be called “Serial Preferred Stock.” The total numbers of shares of stock which the Corporation shall have authority to issue is One Hundred Seventeen Million Six Hundred Fifty Six Thousand Two Hundred Fifty (117,656,250), of which Ninety Seven Million Six Hundred Fifty Six Thousand Two Hundred Fifty (97,656,250) shall be Common Stock and Twenty Million (20,000,000) shall be Serial Preferred Stock. Upon the amendment of this Article to read as herein set forth each four (4) outstanding shares of Common Stock are split up and converted into five (5) shares of Common Stock.”
3. Approval of the foregoing Amendment of the Articles of Incorporation (“Amendment”) by the shareholders is not required pursuant to Section 902(c) of the California Corporations Code. This Amendment only provides for a stock split and an increase in the authorized shares of Common Stock in proportion thereto. There are no shares of Serial Preferred Stock outstanding.
4. This Amendment shall become effective at 5:00 p.m. California time on December 29, 2004.
We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.
DATE: December 21, 2004.

By:	/S/ D. Linn Wiley
D. Linn Wiley, President

By:	/S/ Donna Marchesi
Donna Marchesi, Secretary

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
CVB FINANCIAL CORP.
The undersigned, D. Linn Wiley and Donna Marchesi, do hereby certify:
1. That they are, and have been at all times herein mentioned, the duly elected and acting President and the Secretary, respectively, of CVB Financial Corp., a California corporation (the “Company”).
2. That the Board of Directors of the Company adopted the following resolutions on December 21, 2005:
NOW, THEREFORE, BE IT RESOLVED that the first paragraph of Article Four of the Company’s Articles of Incorporation is amended to read as follows:
“Four. This Corporation is authorized to issue two (2) classes of shares of stock: one class of shares to be called “Common Stock”; the second class of shares to be called “Serial Preferred Stock.” The total numbers of shares of stock which the Corporation shall have authority to issue is One Hundred Forty Two Million Seventy Thousand Three Hundred Twelve (142,070,312), of which One Hundred Twenty Two Million Seventy Thousand Three Hundred Twelve (122,070,312) shall be Common Stock and Twenty Million (20,000,000) shall be Serial Preferred Stock. Upon the amendment of this Article to read as herein set forth each four (4) outstanding shares of Common Stock are split up and converted into five (5) shares of Common Stock.”
3. Approval of the foregoing Amendment of the Articles of Incorporation (“Amendment”) by the shareholders is not required pursuant to Section 902(c) of the California Corporations Code. This Amendment only provides for a stock split and an increase in the authorized shares of Common Stock in proportion thereto. There are no shares of Serial Preferred Stock outstanding.
4. This Amendment shall become effective at 5:00 p.m. California time on January 10, 2006.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.
DATE: January 3, 2006.

/S/ D. Linn Wiley
D. Linn Wiley, President

/S/ Donna Marchesi
Donna Marchesi, Secretary

AGREEMENT OF MERGER
THIS AGREEMENT OF MERGER (the “Holding Company Merger Agreement”) is made and entered into this 18th day of June, 2007, by and between CVB Financial Corp., a California corporation (“CVB”), and First Coastal Bancshares, a California corporation (“FCBS”), in connection with the transactions described in that Agreement and Plan of Merger and Reorganization, dated as of February 8, 2007 (the “Reorganization Agreement”) by and between CVB and FCBS.
RECITALS
1. CVB is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with authorized capital of 122,070,312 shares of common stock, no par value (“CVB Stock”), and 20,000,000 shares of preferred stock, no par value.
2. FCBS is a corporation duly organized, validly existing and in good standing under the laws of the State of California, with authorized capital of 10,000,000 shares of common stock, no par value (“FCBS Stock”), and 5,000,000 shares of preferred stock, no par value.
3. The respective Boards of Directors of CVB and FCBS, each acting pursuant to a duly authorized resolution, adopted by the vote of a majority of its directors, deem it desirable and in the best interests of their respective corporations and shareholders that FCBS be merged with and into CVB (the “Holding Company Merger”) as provided in this Holding Company Merger Agreement pursuant to the laws of the State of California, and that CVB be the surviving corporation (the “Surviving Corporation”).
4. CVB and FCBS entered into the Reorganization Agreement, which provides for, among other transactions, the merger of FCBS with and into CVB in accordance with this Holding Company Merger Agreement.
NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth and for the purpose of prescribing the terms and conditions of the Holding Company Merger, the parties hereto agree as follows:
ARTICLE I
THE MERGER
Upon consummation of the Holding Company Merger at the Effective Date of the Holding Company Merger (as defined in Article VIII hereof), FCBS shall be merged with and into CVB, which shall thereupon be the Surviving Corporation, and the separate corporate existence of FCBS shall cease.

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ARTICLE II
NAME
The name of the Surviving Corporation shall be “CVB Financial Corp.”
ARTICLE III
ARTICLES OF INCORPORATION
The Articles of Incorporation of CVB as in effect immediately prior to the Effective Date of the Holding Company Merger shall, at and after the Effective Date of the Holding Company Merger, continue to be the Articles of Incorporation of the Surviving Corporation.
ARTICLE IV
BYLAWS
The Bylaws of CVB as in effect immediately prior to the Effective Date of the Holding Company Merger shall, at and after the Effective Date of the Holding Company Merger, continue to be the Bylaws of the Surviving Corporation.
ARTICLE V
RIGHTS AND DUTIES OF SURVIVING CORPORATION
At and after the Effective Date of the Holding Company Merger, all rights, privileges, powers and franchises and all property and assets of every kind and description of FCBS shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the estates and interests of every kind of FCBS, including all debts due to it, shall be as effectively the property of the Surviving Corporation as they were of FCBS, and the title to any real estate vested by deed or otherwise in FCBS shall not revert or be in any way impaired by reason of the Holding Company Merger; and all rights of creditors and liens upon any property of FCBS shall be preserved unimpaired and all debts, liabilities and duties of FCBS shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.
ARTICLE VI
CONVERSION OF SHARES
In and by virtue of the Holding Company Merger and at the Effective Time, pursuant to this Holding Company Merger Agreement, the shares of CVB Stock and FCBS Stock outstanding at the Effective Time shall be converted as follows:
(a) Effect on FCBS Stock. Each share of FCBS Stock issued and outstanding immediately prior to the Effective Time, excluding any shares of FCBS Stock, which have taken all requisite action to be treated as dissenting shares pursuant to Section 1300 et seq of the California General Corporation Law, or shares of FCBS Stock held by CVB or Citizens Business Bank, a wholly-owned subsidiary of CVB, (“CBB”) (other than those held in a fiduciary capacity or as a result of debts previously contracted), shall, without any action on the part of the holder thereof, cease to be outstanding and be converted into
(i) a number of shares of CVB Stock equal to the Per Share Stock Consideration; or
(ii) cash in the amount of the Per Share Cash Consideration.

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“Per Share Cash Consideration” means $276.73.
“Per Share Stock Consideration” means 24.6201 shares of CVB Stock.
Such conversion of FCBS Stock shall be subject to the election and proration procedures set forth in Exhibit A attached hereto and incorporated herein by reference.
(b) Fractional Shares. No fractional shares of CVB Stock shall be issued in the Holding Company Merger. In lieu thereof, each holder of FCBS Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to the nearest hundredth) obtained by multiplying (i) $11.24 times (ii) the fraction of the share of CVB Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.
(c) Perfected Dissenting Shares. Perfected Dissenting Shares shall not be converted into the Per Share Cash Consideration or Per Share Stock Consideration, but shall, after the Effective Time of the Holding Company Merger, be entitled only to such rights as are granted them by Chapter 13 of the California General Corporation Law. Each dissenting shareholder who is entitled to payment for his shares of FCBS Stock shall receive such payment in an amount as determined pursuant to Chapter 13 of the California General Corporation Law.
(d) Shares of FCBS Stock Held by CVB or CBB. Shares of FCBS Stock held by CVB or CBB, if any (other than those held in a fiduciary capacity or as a result of debts previously contracted), shall be canceled and no consideration shall be issued in exchange therefor.
(e) Effect on CVB Stock. At the Effective Date, each outstanding share of CVB Stock shall remain an outstanding share of CVB Stock and shall not be converted or otherwise affected by the Holding Company Merger.
ARTICLE VII
FURTHER ACTION
The parties hereto shall execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken all further or other action as they may deem necessary or desirable, in order to vest in and confirm to the Surviving Corporation title to and possession of all of FCBS’ property, rights, privileges, powers and franchises hereunder, and otherwise to carry out the intent and purposes of this Holding Company Merger Agreement.

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ARTICLE VIII
EFFECTIVE DATE OF THE MERGER
The Holding Company Merger shall be effective (the “Effective Date of the Holding Company Merger”) upon the filing of this Holding Company Merger Agreement and the appropriate certificates of its approval and adoption with the Secretary of State of the State of California in accordance with Section 1103 of the California General Corporation Law.
ARTICLE IX
TERMINATION
This Holding Company Merger Agreement may, by the mutual consent and action of the Boards of Directors of CVB and FCBS, be abandoned at any time before or after approval thereof by the shareholders of FCBS, but not later than the Effective Date of the Holding Company Merger. This Holding Company Merger Agreement shall automatically be terminated and of no further force and effect if, prior to the Effective Date of the Holding Company Merger, the Reorganization Agreement is terminated in accordance with the terms thereof.
ARTICLE X
SATISFACTION OF CONDITION AND OBLIGATIONS
(a) The obligations of CVB to proceed with the Closing are subject to the satisfaction at or prior to the Closing of all of the conditions to the obligations of CVB under the Reorganization Agreement, any one or more of which, to the extent it is or they are waivable, may be waived, in whole or in part, by FCBS.
(b) The obligations of FCBS to proceed with the Closing are subject to the satisfaction at or prior to the Closing of all of the conditions to the obligations of FCBS under the Reorganization Agreement, any one or more of which, to the extent it is or they are waivable, may be waived, in whole or in part, by CVB.
ARTICLE XI
GOVERNING LAW
This Holding Company Merger Agreement has been executed in the State of California, and the laws of the State of California shall govern the validity and interpretation hereof and the performance by the parties hereto.
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IN WITNESS WHEREOF, CVB and FCBS, pursuant to the approval and authority duly given by resolution of their respective Board of Directors, have caused this Holding Company Merger Agreement to be signed by their respective Presidents and Secretaries on the day and year first above written.

CVB FINANCIAL CORP.
By:	/s/ Christopher D. Myers
	Name:	Christopher D. Myers
	Title:	President and Chief Executive Officer

By:	/s/ Myrna DiSanto
	Name:	Myrna DiSanto
	Title:	Secretary

FIRST COASTAL BANCSHARES
By:
	Name:	Don M. Griffith
	Title:	President and Chief Executive Officer

By:
	Name:	Deborah A. Marsten
	Title:	Secretary

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IN WITNESS WHEREOF, CVB and FCBS, pursuant to the approval and authority duly given by resolution of their respective Board of Directors, have caused this Holding Company Merger Agreement to be signed by their respective Presidents and Secretaries on the day and year first above written.

CVB FINANCIAL CORP.
By:
	Name:	Christopher D. Myers
	Title:	President and Chief Executive Officer

By:
	Name:	Myrna DiSanto
	Title:	Secretary

FIRST COASTAL BANCSHARES
By:	/s/ Don M. Griffith
	Name:	Don M. Griffith
	Title:	President and Chief Executive Officer

By:	/s/ Deborah A. Marsten
	Name:	Deborah A. Marsten
	Title:	Secretary

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CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER
Christopher D. Myers and Edward J. Biebrich, Jr. certify that:
1.	They are the President and the Chief Financial Officer, respectively, of CVB FINANCIAL CORP., a California corporation.
2.	The Agreement of Merger in the form attached was duly approved by the board of directors of the corporation.
3.	Shareholder approval was not required pursuant to Section 1201 of the California General Corporation Law.
We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.
Dated this 18 day of June, 2007 at Ontario, California.

/s/ Christopher D. Myers
Christopher D. Myers, President

/s/ Edward J. Biebrich
Edward J. Biebrich, Jr., Chief Financial Officer

CERTIFICATE OF APPROVAL
OF
AGREEMENT OF MERGER
Don M. Griffith and Deborah A. Marsten certify that:
1.	They are the Chairman of the Board and Chief Executive Officer and the Chief Financial Officer, respectively, of FIRST COASTAL BANCSHARES, a California corporation (the “Corporation”).
2.	The Agreement of Merger in the form attached was duly approved by the board of directors and the shareholders of the Corporation.
3.	There are two (2) classes of shares and only one class of shares outstanding. The total number of shares outstanding on the date the merger was approved was 130,425.
4.	The principal terms of the Agreement of Merger were approved by a vote which equaled or exceeded the vote required. The percentage vote required was a majority of the shares outstanding.
We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.
Dated this 18 day of June, 2007 at Manhattan Beach, California.

/s/ Don M. Griffith
Don M. Griffith, Chairman of the Board and
Chief Executive Officer

/s/ Deborah A. Marsten
Deborah A. Marsten, Chief Financial Officer

EXHIBIT A
Election and Proration Procedures
Section 2.2.1 Election Forms and Types of Elections. An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of common stock of FCBS (the “FCBS Stock”) shall pass, only upon proper delivery of such certificates to the exchange agent in such form as CVB and FCBS shall mutually agree (“Election Form”)) shall be mailed concurrently with or within five (5) business days of, the mailing of the Proxy Statement by FCBS, or on such other date as FCBS and CVB shall mutually agree (“Mailing Date”) to each holder of record of FCBS Stock as of the date for determining shareholders entitled to vote at the FCBS shareholder meeting or on such other date as CVB and FCBS shall mutually agree (“Election Form Record Date”). CVB shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of FCBS Stock after the Election Form Record Date and prior to the Election Deadline (as defined herein), and FCBS shall provide to the exchange agent all information reasonably necessary for it to perform its obligations as specified herein. Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to elect (an “Election”) either (i) to receive CVB Common Stock (a “Stock Election”) with respect to all of such holder’s FCBS Stock, or (ii) to receive cash (a “Cash Election”) with respect to all of such holder’s FCBS Stock, or (iii) to receive the common stock of CVB (the “CVB Common Stock”) with respect to a specified number of shares of FCBS Stock (a “Combination Stock Election”) and to receive cash with respect to a specified number of shares of FCBS Stock (a “Combination Cash Election”). Any FCBS Stock (other than shares of FCBS Stock, which have taken all requisite action to be treated as dissenting shares pursuant to Section 1300 et seq of the California General Corporation Law (the “Perfected Dissenting Shares”)) with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the exchange agent, an effective, properly completed Election Form received prior to the Election Deadline shall be deemed to be “Undesignated Shares” hereunder.
Section 2.2.2 Proper and Timely Election. Any Election shall have been properly made and effective only if the exchange agent shall have actually received a properly completed Election Form by 5:00 p.m. on the business day prior to the date of the FCBS Shareholder Meeting or such other time and date as CVB and FCBS may mutually agree (the “Election Deadline”). An Election Form shall be deemed properly completed only if an Election is indicated for each share of FCBS Stock covered by such Election Form and if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of FCBS Stock covered by such Election Form, together with duly executed transmittal materials included in or required by the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of FCBS Stock represented by such Election Form shall automatically become Undesignated Shares unless and until a new Election is properly made with respect to such shares on or before the Election Deadline, and CVB shall cause the certificates representing such shares of FCBS Stock to be promptly returned without charge to the person submitting the revoked Election Form upon written request to that effect from the holder who submitted such Election Form. Subject to the terms of this Agreement and of the Election Form, the exchange agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any decisions of CVB and FCBS required by the exchange agent and made in good faith in determining such matters shall be binding and conclusive. Neither CVB nor the exchange agent shall be under any obligation to notify any person of any defect in an Election Form.

Section 2.2.3 Payment and Proration. As promptly as practicable but no later than five (5) business days after the date and time that the Agreement of Merger and officers’ certificates have been duly filed with the Secretary of State of California, or if another date and time is specified in such filing, such specified date and time, being the “Effective Time”, CVB shall cause the exchange agent to effect the allocation among the holders of FCBS Stock of rights to receive CVB Common Stock or cash in the merger of FCBS into CVB (the “Holding Company Merger”) in accordance with the Election Forms as follows:
(a) if the aggregate number of shares of FCBS Stock as to which Stock Elections and Combination Stock Elections shall have effectively been made results in the issuance of CVB Common Stock pursuant to the Holding Company Merger that would have an aggregate value which exceeds, and is not approximately equal to, the Stock Amount based on the number of shares of CVB Common Stock equal to the Per Share Stock Consideration (the “Exchange Ratio”) (assuming all other shares of FCBS Stock receive the Per Share Cash Consideration), then:
(i) Each holder of FCBS Stock who made an effective Cash Election or Combination Cash Election shall receive the Per Share Cash Consideration;
(ii) All Undesignated Shares shall be deemed to have made Cash Elections; and
(iii) A stock proration factor (the “Stock Proration Factor”) shall be determined by dividing (1) the maximum number of shares of FCBS Stock which can make a Stock Election and Combination Stock Election to equal the Stock Amount based on the Exchange Ratio by (2) the number of shares of FCBS Stock with respect to which effective Stock Elections and Combination Stock Elections were made. Each holder of FCBS Stock who made an effective Stock Election or Combination Stock Election shall be entitled to:
the number of shares of CVB Common Stock equal to the product of (x) the Exchange Ratio, multiplied by (y) the number of shares of FCBS Stock covered by such Stock Election or Combination Stock Election, multiplied by (z) the Stock Proration Factor, and cash in an amount equal to the product of (x) the Per Share Cash Consideration, multiplied by (y) the number of shares of FCBS Stock covered by such Stock Election or Combination Stock Election, multiplied by (z) one minus the Stock Proration Factor.

(b) if the aggregate number of shares of FCBS Stock as to which Stock Elections and Combination Stock Elections shall have effectively been made results in the issuance of CVB Common Stock pursuant to the Holding Company Merger that would have an aggregate value which is less than, and not approximately equal to, the Stock Amount based on the Exchange Ratio (assuming all other shares of FCBS Stock other than shares of FCBS Stock held by CVB or CVB Bank receive the Per Share Cash Consideration), then:
(i) Each holder of FCBS Stock who made an effective Stock Election or Combination Stock Election shall receive the number of shares of CVB Common Stock equal to the product of the Exchange Ratio multiplied by the number of shares of FCBS Stock covered by such Stock Election or Combination Stock Election;
(ii) The exchange agent shall select by lot such number of holders of Undesignated Shares (other than holders of Undesignated Shares who voted against the Holding Company Merger or gave notice in writing that the holder dissents as required by Chapter 13 of the California General Corporation Law prior to the meeting of shareholders to vote upon the Holding Company Merger) to receive CVB Common Stock as shall be necessary so that the shares of CVB Common Stock to be received by those holders, when combined with the number of shares for which a Stock Election or Combination Stock Election has been made shall be approximately equal to the Stock Amount. If all of said Undesignated Shares plus all shares as to which Stock Elections and Combination Stock Elections have been made together would result in the issuance of CVB Common Stock with a value which is less than, and not approximately equal to, the Stock Amount, then:
(iii) A cash proration factor (the “Cash Proration Factor”) shall be determined by dividing (1) the maximum number of shares of FCBS Stock which can make a Stock Election and Combination Stock Election to equal the Stock Amount based on the Exchange Ratio by (2) the number of shares of FCBS Stock with respect to which effective Cash Elections and Combination Cash Elections were made. Each holder of FCBS Stock who made an effective Cash Election or Combination Cash Election shall be entitled to:
(1) cash equal to the product of (x) the Per Share Cash Consideration, multiplied by (y) the number of shares of FCBS Stock covered by such Cash Election or Combination Cash Election, multiplied by (z) the Cash Proration Factor, and the number of shares of CVB Common Stock equal to the product of (x) the Exchange Ratio, multiplied by (y) the number of shares of FCBS Stock covered by such Cash Election or Combination Cash Election, multiplied by (z) one minus the Cash Proration Factor.

EXHIBIT 3.1, 4.1
CERTIFICATE OF DETERMINATION
OF PREFERENCES OF
SERIES B FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK
OF
CVB FINANCIAL CORP.,
a California Corporation
The undersigned, Christopher D. Myers and Edward J. Biebrich Jr., hereby certify that:
     A. They are the duly elected President and Chief Executive Officer and the Chief Financial Officer and Assistant Secretary, respectively, of CVB Financial Corp., a California corporation (the “Corporation”) organized and existing under the laws of the State of California.
     B. The authorized number of shares of Preferred Stock is 20,000,000, none of which have been issued. The authorized number of shares of Series B Fixed Rate Cumulative Perpetual Preferred Stock is 130,000, none of which have been issued.
     C. Pursuant to authority given by said Corporation’s articles of incorporation, the Board of Directors of the Corporation duly has adopted the following recitals and resolutions in accordance with the relevant provisions of the California Corporations Code:
     “WHEREAS, the articles of incorporation of the Corporation authorize a class of Preferred Stock comprising 20,000,000 shares issuable from time to time in one or more series; and
     WHEREAS, the Board of Directors of the Corporation is authorized to fix or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock including but not limited to the dividend rights, dividend rates, conversion rights, voting rights, and the liquidation preferences, and the number of shares constituting any such series and the designation thereof, or any of them; and
     WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to Series B Fixed Rate Cumulative Perpetual Preferred Stock and the number of shares constituting such series;
     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors, in accordance with the articles of incorporation and bylaws of the Corporation and applicable law, hereby does create and provide for the issue of a series of Preferred Stock consisting of 130,000 shares designated as “Series B Fixed Rate Cumulative Perpetual

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Preferred Stock”, and does hereby fix the voting and other powers, preferences, and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, and other matters relating to the Designated Preferred Stock (as defined below) are as follows:
     1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Series B Fixed Rate Cumulative Perpetual Preferred Stock” (the “Designated Preferred Stock”). The authorized number of shares of Preferred Stock is 20,000,000, none of which have been issued, and the authorized number of shares of Designated Preferred Stock is 130,000, none of which has been issued.
     2. Standard Provisions. The Standard Provisions contained in Exhibit A attached hereto are incorporated by reference as if fully set forth herein and shall be deemed to be a part of this resolution and the Certificate of Determination.
     3. Definitions. The following terms are used in this resolution and the Certificate of Determination (including the Standard Provisions in Exhibit A hereto) as defined below:
     (a) “Common Stock” means the common stock, no par value per share, of the Corporation.
     (b) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.
     (c) “Junior Stock” means the Common Stock, the Series A Preferred Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation.
     (d) “Liquidation Amount” means $1,000 per share of Designated Preferred Stock.
     (e) “Minimum Amount” means $32,500,000.
     (f) “Parity Stock” means any class or series of stock of the Corporation (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).
     (g) “Signing Date” means the Original Issue Date.
     (h) “Series A Preferred Stock” means the Series A Participating Preferred Stock, no par value, of the Corporation.

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     4. Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.
     RESOLVED FURTHER, that any one of the Chairman of the Board, the President or any Vice President, acting together with any one of the Secretary, the Chief Financial Officer, the Treasurer, or any Assistant Secretary or Assistant Treasurer of this Corporation are authorized to execute, verify, and file a Certificate of Determination of Preferences of Series B Fixed Rate Cumulative Perpetual Preferred Stock of CVB Financial Corp. in accordance with the foregoing resolutions and provisions of California law.”
     D. The Standard Provisions contained in Exhibit A attached hereto are incorporated by reference as if fully set forth herein and shall be deemed to be a part of this Certificate of Determination.
[Remainder of Page Intentionally Left Blank]

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     The undersigned declare under penalty of perjury under the laws of the State of California that the matters set forth in the foregoing Certificate of Determination are true and correct to their own knowledge.
Date: December 3, 2008

By:	/s/ Christopher D. Myers
Name:	Christopher D. Myers
Title:	President and Chief Executive Officer

By:	/s/ Edward J. Biebrich, Jr.
Name:	Edward J. Biebrich, Jr.
Title:	Executive Vice President, Chief
Financial Officer and Assistant
Secretary

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EXHIBIT A
STANDARD PROVISIONS
     Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Determination. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Corporation.
     Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:
     (a) “Applicable Dividend Rate” means (i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 5% per annum and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum.
     (b) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Corporation as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.
     (c) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Corporation’s stockholders.
     (d) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.
     (e) “Bylaws” means the bylaws of the Corporation, as they may be amended from time to time.
     (f) “Certificate of Determination” means the Certificate of Determination of Preferences of Series B Fixed Rate Cumulative Perpetual Preferred Stock of CVB Financial Corp. or comparable instrument relating to the Designated Preferred Stock, of which these Standard Provisions form a part, as it may be amended from time to time.
     (g) “Charter” means the Corporation’s certificate or articles of incorporation, articles of association, or similar organizational document.
     (h) “Dividend Period” has the meaning set forth in Section 3(a).
     (i) “Dividend Record Date” has the meaning set forth in Section 3(a).

     (j) “Liquidation Preference” has the meaning set forth in Section 4(a).
     (k) “Original Issue Date” means the date on which shares of Designated Preferred Stock are first issued.
     (l) “Preferred Director” has the meaning set forth in Section 7(b).
     (m) “Preferred Stock” means any and all series of preferred stock of the Corporation, including the Designated Preferred Stock.
     (n) “Qualified Equity Offering” means the sale and issuance for cash by the Corporation to persons other than the Corporation or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Corporation at the time of issuance under the applicable risk-based capital guidelines of the Corporation’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).
     (o) “Share Dilution Amount” has the meaning set forth in Section 3(b).
     (p) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Determination relating to the Designated Preferred Stock.
     (q) “Successor Preferred Stock” has the meaning set forth in Section 5(a).
     (r) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Determination, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.
     Section 3. Dividends.
     (a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on (i) the Liquidation Amount per share of Designated Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and shall be payable quarterly in arrears on each Dividend Payment Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period shall be the period from and including the Original Issue Date to, but excluding, the next Dividend Payment Date.
     Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.
     Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable to holders of record of Designated Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.
     Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on Designated Preferred Stock as specified in this Section 3 (subject to the other provisions of the Certificate of Determination).
     (b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business (including purchases to offset the Share Dilution Amount (as defined below) pursuant to a publicly announced repurchase plan) and consistent with past practice, provided that any purchases to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount; (ii) purchases or other acquisitions by a broker-dealer subsidiary of the Corporation solely for the purpose of market-making, stabilization or customer facilitation transactions in Junior Stock or Parity Stock in the ordinary course of its business; (iii) purchases by a broker-dealer subsidiary of the Corporation of capital stock of the Corporation for resale pursuant to an offering by the Corporation of such capital stock underwritten by such broker-dealer subsidiary; (iv) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (v) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (vi) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock. “Share Dilution Amount” means the increase in the number of diluted shares outstanding (determined in accordance with generally accepted accounting principles in the United States, and as measured from the date of the Corporation’s consolidated financial statements most recently filed with the Securities and Exchange Commission prior to the Original Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to employees and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.
     When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accrued and unpaid dividends per share on the shares of Designated Preferred Stock (including, if applicable as provided in Section 3(a) above, dividends on such amount) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Corporation will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.
     Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.
     Section 4. Liquidation Rights.
     (a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, subject to the rights of any creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount), whether or not declared, to the date of payment (such amounts collectively, the “Liquidation Preference”).
     (b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.
     (c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.
     (d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of

Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.
     Section 5. Redemption.
     (a) Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.
     Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Corporation (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of determination for each other outstanding series of preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Corporation (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).
     The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend

Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.
     (b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.
     (c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.
     (d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.
     (e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
     (f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).
     Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.
     Section 7. Voting Rights.
     (a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.
     (b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods or more, whether or not consecutive, the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a “Preferred Director”) at the Corporation’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount), on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Corporation to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Corporation may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.
     (c) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or written consent of stockholders required by law or by the Charter, the vote or written consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
     (i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Determination for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Corporation ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;
     (ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Determination for the Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or
     (iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;
provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Corporation to other persons prior to the Signing Date, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.
     (d) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.
     (e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.
     Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

     Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Determination, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Corporation or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.
     Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
     Section 11. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.
     Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

A0704066
State of California
Secretary of State
I, DEBRA BOWEN, Secretary of State of the State of California, hereby certify:
That the attached transcript of 1 page(s) is a full, true and correct copy of the original record in the custody of this office.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

JUN 10 2010

/s/ DEBRA BOWEN
DEBRA BOWEN
Secretary of State

Sec/State Form CE-109 (REV 01/2009)	OSP 09 113643

A0704066

ENDORSED — FILED in the office of the Secretary of state of the State of California May 20 2010
CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
CVB FINANCIAL CORP.
The undersigned, Christopher D. Myers and Myrna L. DiSanto, do hereby certify that:
1. They are the duly elected and acting President and Chief Executive Officer and the Secretary, respectively, of CVB Financial Corp., a California corporation (the “Corporation”).
2. The first paragraph of Article Four of the Articles of Incorporation of the Corporation is hereby deleted in its entirety and restated to read as follows:
“Four. This Corporation is authorized to issue two (2) classes of shares of stock: one class of shares to be called “Common Stock”; the second class of shares to be called “Serial Preferred Stock.” The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Forty-Five Million (245,000,000), of which Two Hundred Twenty-Five Million (225,000,000) shall be Common Stock and Twenty Million (20,000,000) shall be Serial Preferred Stock.”
3. The foregoing Amendment of the Articles of Incorporation has been duly approved by the Board of Directors.
4. The foregoing Amendment of the Articles of Incorporation of the Corporation has been duly approved by the required vote of the shareholders in accordance with Section 903(a) of the California Corporations Code. The total number of outstanding shares of common stock of the Corporation is 106,298,217. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of common stock. There are no shares of Serial Preferred Stock outstanding.
We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: May 19, 2010	/s/ Christopher D. Myers
Christopher D. Myers, President and Chief Executive Officer

/s/ Myrna L. DiSanto
Myrna L. DiSanto, Secretary